                                                                    EXHIBIT 23.6


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of FPA Medical Management, Inc. on Form S-4 of the report of Stevenson, Jones, Imig, Holmaas & Kleinhans, P.C. dated April 27, 1994 on the financial statements of Thomas-Davis Medical Centers, P.C. as of December 31, 1993 and for the year then ended, appearing in Form S-4 of FPA Medical Management, Inc. dated February 13, 1997, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is a part of this Registration Statement.



                                          STEVENSON, JONES & HOLMAAS, P.C.



Tucson, Arizona
February 9, 1998